[TACT LOGO]              Company Contact:         Investor Contact:
                         Richard D. Falcone, CFO  Joseph M. Zappulla
                         TACT                     Wall Street Investor Relations
                         732-499-8228             212-681-4100
                         rfalcone@tact.com        jzappulla@wallstreetir.com







THE A CONSULTING TEAM REPORTS EPS OF $0.09 FOR FOURTH QUARTER 2005


NEW YORK, NEW YORK, FEBRUARY 16, 2006 - THE A CONSULTING TEAM, INC. ('TACT') (NASDAQ CAPITAL MARKET: TACX), AN IT AND BUSINESS PROCESS OUTSOURCING (BPO) SERVICES PROVIDER TO FORTUNE 1000 COMPANIES, TODAY REPORTED FINANCIAL RESULTS FOR ITS FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2005. THE COMPANY REPORTED REVENUE OF $6.8 MILLION FOR THE FOURTH QUARTER, AN INCREASE OF $453,000 OR 7 PERCENT OVER THE SAME PERIOD OF THE PREVIOUS YEAR LEVEL OF $6.3 MILLION. THIS ALSO COMPARES TO $6.9 MILLION OF REVENUE FOR THE THIRD QUARTER OF 2005. THE COMPANY REPORTED NET EARNINGS OF $203,000 OR $0.09 PER BASIC AND $0.08 PER DILUTED SHARE COMPARED TO $349,000 OR $0.16 PER BASIC AND $0.15 PER DILUTED SHARE FOR THE FOURTH QUARTER LAST YEAR AND $118,000 OR $0.05 PER BASIC AND DILUTED SHARE FOR THE PREVIOUS QUARTER IN 2005.

FOR THE YEAR, THE COMPANY'S REVENUES WERE $26.4 MILLION, AN INCREASE OF 6 PERCENT OVER THE PREVIOUS YEAR LEVEL OF $25.0 MILLION. THE COMPANY HAD A NET LOSS FOR 2005 OF $(484,000) OR $(0.22) PER BASIC AND DILUTED SHARE, WHICH INCLUDED PRETAX CHARGES OF $1.2 MILLION OF COSTS RELATED TO THE BUSINESS COMBINATION, TERMINATED BY TACT IN AUGUST 2005 AND $134,000 FOR STOCK BASED COMPENSATION EXPENSES. THIS COMPARES TO NET EARNINGS OF $1.2 MILLION OR $0.57 PER BASIC AND $0.53 PER DILUTED SHARE LAST YEAR.


---------------------------------------------------------------------------------------------------------------------------
 (In 000s except per share amounts)                 THREE MONTHS ENDED                            TWELVE MONTHS ENDED
---------------------------------------------------------------------------------------------------------------------------
                                                 12-31-05        12-31-04        9-30-05       12-31-05(1)       12-31-04
---------------------------------------------------------------------------------------------------------------------------
REVENUE                                          $ 6,755         $ 6,302         $ 6,858       $ 26,432           $ 25,035
---------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                     $ 2,243         $ 1,986         $ 1,900       $  7,800           $  7,674
---------------------------------------------------------------------------------------------------------------------------
INCOME/(LOSS) FROM OPERATIONS                    $   206         $   351         $   133       $   (461)          $  1,360
---------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                $   203         $   349         $   118       $   (484)          $  1,237
---------------------------------------------------------------------------------------------------------------------------
EPS PER BASIC SHARE                              $  0.09         $  0.16         $  0.05       $  (0.22)          $   0.57
---------------------------------------------------------------------------------------------------------------------------

(1) Includes $1.2 million in pretax costs associated with the terminated business combination and $134,000 of stock based compensation for the twelve months ended December 31, 2005

The Company's gross profit margin as a percentage of sales increased from 27.7% in the third quarter to 33.2% for the fourth quarter of 2005. Gross profit margin for 2005 was 29.5% compared to 30.7% for 2004. Selling, general and administrative costs, excluding the merger related costs of $1.2 million, were $6.9 million, an increase of $1.0 million over the prior year level reflecting higher payroll expenses resulting from increased sales, marketing, and recruiting staff.

"With our return to profitability over the last two quarters, we are now better positioned to expedite the expansion of TACT's business value by using TACT's technology expertise, beyond the traditional IT service frame, to further establish our outsourcing capabilities. Our experience, especially in pharmaceutical and medical services, has enabled us to exploit opportunities beyond the traditional IT service boundaries to exploit the fast growing process and service center outsourcing," commented Shmuel BenTov, TACT's Chairman and CEO. "Our focus is to grow revenue and profitability by leveraging our competencies to support customers in their transformational outsourcing strategies."

Mr. BenTov continued, "Financially, TACT continues to gain strength. Our current ratio is 2.9 and we continue to have no long-term debt. With a tangible book value of $2.14 and cash per share of $0.91, TACT offers a compelling investment argument."

TACT has scheduled a conference call to present its fourth quarter financial results today, Thursday, February 16, 2006, at 4:15 pm (EST). Interested parties may access the conference call by dialing 888-882-0115 and providing the following reservation number: 21283620. The call will be available via the Internet through CCBN at www.fulldisclosure.com. A replay of the conference call in its entirety will be available for 24 hours approximately two hours after its completion by dialing 800-633-8284 and entering the confirmation number listed above and through CCNB.

ABOUT TACT

TACT (Nasdaq Capital Market: TACX) has built a reputation for cutting-edge IT Solutions that is exemplified by its impressive roster of Fortune 1000 customers. TACT focuses on a business-oriented, value-added approach to its end-to-end IT Services and Business Process Outsourcing solutions. For over 20 years, TACT has enabled significant ROI gains in Business Intelligence, Custom Application Development, Strategic Sourcing, Support and Maintenance, Data Supply Chain, Collaboration, Quality Assurance, Project Portfolio Management, and other specific vertical solutions. TACT has offices in New York City, Clark, New Jersey, and Bangalore, India. More information about TACT(R) can be found at its web site at http://www.tact.com


"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 25, 2005.



                 * * * * * Financial Statement Follow * * * * *

                           THE A CONSULTING TEAM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET


                                                                         DECEMBER 31,          DECEMBER 31,
                                                                             2005                  2004
                                                                     -----------------------------------------
                                                                         (UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                            $        2,156,867    $        2,493,104
Accounts receivable                                                           3,918,371             3,810,759
Other current assets                                                            594,976               399,704
                                                                     -------------------     -----------------
 Total Current Assets                                                         6,670,214             6,703,568
Investment at cost                                                               87,059                87,059
Property and equipment, net                                                     480,845               556,896
Intangibles and Goodwill, net                                                 1,140,964             1,175,631
Deposits                                                                        114,363               126,363
                                                                     -------------------   -------------------
 Total Assets                                                        $        8,493,444    $        8,649,515
                                                                     ===================   ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                                  $        2,288,648    $        2,213,139
Other liabilities                                                                     -                13,479
                                                                     -------------------   -------------------
Total liabilities                                                             2,288,648             2,226,617

Total shareholders' equity                                                    6,204,797             6,422,898

                                                                     -------------------   -------------------
Total liabilities and shareholders' equity                           $        8,493,444    $        8,649,515
                                                                     ===================   ===================

                           THE A CONSULTING TEAM, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        TWELVE MONTHS ENDED                         THREE MONTHS ENDED
                                                           DECEMBER 31,                                DECEMBER 31,
                                          ------------------------------------------     -----------------------------------------
                                                 2005                   2004                    2005                  2004
                                          --------------------    ------------------     --------------------   ------------------
                                              (UNAUDITED)                                    (UNAUDITED)             (UNAUDITED)

Revenues                                         $ 26,431,967          $ 25,035,167              $ 6,754,944          $ 6,302,103
Cost of revenues                                   18,631,523            17,361,526                4,511,914            4,315,687
                                          --------------------    ------------------     --------------------   ------------------
Gross profit                                        7,800,444             7,673,640                2,243,030            1,986,416

Operating expenses:
Selling, general & administrative                   8,057,416             5,952,343                1,995,973            1,566,881
Depreciation & amortization                           203,678               360,859                   40,767               68,200
                                          --------------------    ------------------     --------------------   ------------------
                                                    8,261,095             6,313,202                2,036,740            1,635,081
                                          --------------------    ------------------     --------------------   ------------------
Income (loss) from operations                        (460,651)            1,360,438                  206,290              351,335
Other income(expense):
Interest expense, net                                  (7,113)              (24,649)                  (3,684)              (2,148)
                                          --------------------    ------------------     --------------------   ------------------
Income (loss) before income taxes                    (467,764)            1,335,789                  202,606              349,187
Provision (Benefit) for income taxes                   16,240                99,085                     (748)                  97
                                          --------------------    ------------------     --------------------   ------------------
Net income (loss)                                $   (484,004)         $  1,236,704              $   203,354          $   349,090
                                          ====================    ==================     ====================   ==================

Net income (loss) earning per share:
Basic                                            $      (0.22)         $       0.57              $      0.09         $       0.16
                                          ====================    ==================     ====================   ==================
Diluted                                          $      (0.22)         $       0.53              $      0.08         $       0.15
                                          ====================    ==================     ====================   ==================